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                                                                    EXHIBIT 10.3

                                 [ONEIDA LOGO]


                                                        May 19, 2004


The Lenders party to the Oneida
Limited Amended and Restated
Credit Agreement dated
as of April 21, 2001

      Re: Waiver Letter

Ladies and Gentlemen:

          Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 21, 2001 (as the same has been amended, modified and supplemented, the "Credit Agreement"), among Oneida Limited, (the "Borrower"), the Guarantors named therein, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank; "JPMorgan Chase"), each of the other financial institutions from time to time party thereto (together with JPMorgan Chase, the "Lenders"), and JPMorgan Chase, as Agent for the Lenders (in such capacity, the "Agent"). All terms used herein that are defined in the Credit Agreement shall have the same meanings herein.

          The Borrower hereby requests that the Lenders waive each of the potential Defaults and Events of Default pursuant to Sections 7.01(e),(f) and
(g) of the Credit Agreement that may result from the failure by (i) the Borrower or any Subsidiary to pay approximately 1,550,000 euros plus accrued interest to Banca Nazionale del Lavoro ("BNL") pursuant to the Term Loan Agreement between BNL and Oneida Italy Srl. (the "BNL Obligation"), (ii) the Borrower to pay approximately $2,000,000 plus accrued interest to Oneida Savings Bank ("OSB") pursuant to that certain Promissory Note dated September 30, 2003 issued by the Borrower to OSB (the "OSB Obligation"), (iii) the Borrower or any Subsidiary to pay approximately $1,490,000 to HSBC pursuant to the Term Loan and the Short Term Loan Facility Agreement (the "HSBC Obligation"), and (iv) the Borrower or any Subsidiary to make any accelerated payments demanded by Barclays' Bank pursuant to the existing Line of Credit Agreement between Oneida UK and Barclays'(the "Barclays' Obligation" and together with the BNL Obligation, the OSB Obligation and the HSBC Obligation, the "Payment Obligations").

          Notwithstanding anything to the contrary contained in the Credit Agreement or the other Transaction Documents, the Lenders, by their execution of this letter below, hereby waive any Defaults and Events of Default pursuant to
Section 7.01(e),(f) or (g) of the Credit Agreement arising out of the Borrower's or any Subsidiaries failure to pay the Payment Obligations; provided that such waiver with respect to a particular Payment Obligation will terminate and be of no further force or effect if the obligee of such Payment Obligation commences any action (or otherwise takes any steps) to enforce such Payment Obligation (including, without limitation, the filing by OSB with the Supreme Court of the State of New York of a confession of judgement with respect to the OSB Obligation).

          This Waiver Letter shall not become effective until the date on which
(i) counterparts of this Waiver Letter shall have been executed by the Borrower and the Required Lenders, and the Agent shall have received evidence of such execution and (ii) the Agent shall have received a copy of an executed waiver of any Default or Event of Default arising under the 2001 Amended and Restated Note Agreement governing the senior notes of Borrower due May 31, 2005 (the "2001 Amended and Restated Note Agreement"), duly executed by the Borrower and the noteholders described therein, waiving any Default or Event of Default arising from the Borrower's or any Subsidiaries' failure to pay the Payment Obligations.





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          This Waiver Letter shall be limited precisely as written and shall not be deemed to be a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or to prejudice the right or rights which the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein.

          This Waiver Letter may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same letter. A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

          This Waiver Letter shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed wholly within such State.

                                                 Yours truly,

                                                 ONEIDA LIMITED



                                                 By: /s/ GREGG R. DENNY
                                                     ------------------
                                                 Name:  Gregg R. Denny
                                                 Title: Chief Financial Officer


ACCEPTED AND AGREED:

By: /s/ ROGER ODELL
    ---------------
Institution: JP Morgan Chase Bank
Name: Roger Odell
Title: Managing Director


By: /s/ ROGER ODELL
    ---------------
Institution: SPS High Yield Loan Trading
Name: Roger Odell
Title: Managing Director


By: /s/ DANIEL D. BUTLER
    --------------------
Institution: Banc of America Strategic Solutions, Inc.
Name: Daniel D. Butler
Title: Authorized Officer


By: /s/ DANIEL D. BUTLER
    --------------------
Institution: Fleet National Bank
Name: Daniel D. Butler
Title: Authorized Officer


By: /s/ ANDREW J. HERENSTEIN
    ------------------------
Institution: Quadrangle Master Funding LTD
Name: Andrew J. Herenstein
Title: Managing Principal


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